Exhibit 21                                                  Page 1 of 1
----------

                                 PGI INCORPORATED
                                   SUBSIDIARIES
                                       State of
                                       --------
                                       Incorporation  Relationship
                                       -------------  ------------
Sugarmill Woods, Inc.                  Florida        Wholly owned <F1>
Sugarmill Woods Management, Inc.       Florida        Wholly owned <F1>
Deep Creek Utilities, Inc.             Florida        Wholly owned <F1>
Southern Woods, Incorporated           Florida        Wholly owned by Sugarmill Woods, Inc.
Burnt Store Marina, Inc.               Florida        Wholly owned <F1>
Punta Gorda Isles Sales, Inc.          Florida        Wholly owned <F1>
Burnt Store Utilities, Inc.            Florida        Wholly owned <F1>
Gulf Coast Credit Corporation          Florida        Wholly owned <F1>
Sugarmill Woods Sales, Inc.            Florida        Wholly owned by Sugarmill Woods, Inc.
Sugarmill Construction, Inc.           Florida        Wholly owned by Sugarmill Woods, Inc.

-----------------
<F1>   Included in the Company's consolidated financial statements.


                                    - 57 -